Exhibit 16.1

October 9, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Pedevco Corp's statements included under Item 4.01 of its Form 8-K filed on October 9, 2012 and we agree with such statements concerning our firm.

/s/ SingerLewak, LLP
San Francisco, California